Exhibit 10.34

AMENDMENT NO. 2 TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of January 18, 2007, is entered into between AFC FUNDING CORPORATION, an Indiana corporation (the “Company”) and AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Originator”).

R E C I T A L S

A. The Company and the Originator are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”).

B. The Company and the Originator desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms used but not defined herein have the meanings provided in the Agreement.

2. Amendments to Agreement. The Agreement is amended as follows:

2.1 Section 1.1 (b) and (c) are hereby amended in their entirety to read as follows:

(b) each Receivable created, originated or acquired by the Originator from the opening of the Originator’s business on the Original Closing Date to and including the Purchase and Sale Termination Date (other than any Excluded Receivables identified from time to time on Schedule 1.1 (b) and consented to by the Agent, as such Schedule may be amended, supplemented or modified from time to time with the consent of the Agent);

(c) all rights to, but not the obligations under, all Related Security (other than with respect to the Contributed Receivables and other than those rights assigned by the Originator to First Bank and not reacquired by the Originator in connection with acquisitions under the First Bank Sale Agreement);

2.2 Section 1.2(b) is hereby amended to replace the phrase “created or originated by the Originator” in each place it appears therein with the phrase “created, originated or acquired by the Originator”.

2.3 Section 1.5 is hereby amended in its entirety to read as follows:

It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by the Originator to the Company, as

contemplated by this Agreement be, and be treated as, sales and not as secured loans secured by the Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, the Originator hereby grants to the Company a security interest in all of the Originator’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, arising or acquired, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of the Originator’s obligations hereunder.

2.4 Section 3.4(d) is hereby amended to replace the phrase “previously generated by the Originator” with the phrase “previously generated or acquired by the Originator”.

2.5 Section 5.1l(b) is hereby amended in its entirety to read as follows:

(b) No effective financing statement or other instrument similar in effect covering any Receivable or any Related Right is on file in any recording office except such as may be filed (i) in favor of AFC in accordance with the First Bank Sale Agreement, (ii) in favor of the Company in accordance with this Agreement or (iii) in favor of the Agent for the benefit of Purchasers in accordance with the Receivables Purchase Agreement.

2.6 Clauses (d) and (e) of Section 9.1 are hereby amended to replace each reference to “generated by the Originator” therein with the phrase “generated or acquired by the Originator”.

3. Representations and Warranties. The Originator hereby represents and warrants to the Company as follows:

(a) Representations and Warranties. The representations and warranties of the Originator contained in Article V of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by the Originator of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c) Purchase and Sale Termination Event. No Purchase and Sale Termination Event has occurred and is continuing.

4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Amendment duly executed and in form and substance satisfactory to the Agent.

5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction

Document) to “the Purchase and Sale Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By:	/s/ James E. Money, II
Name:	James E. Money, II
Title:	Assistant Treasurer / Controller

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ Cameron Hitchcock
Name:	Cameron Hitchcock
Title:	President

CONSENTED TO BY:

BMO CAPITAL MARKETS CORP., as Agent

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director